UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

Splunk Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Gary Cover Note for Chuck Email to Splunk Employees

From: Gary Steele

To: All Splunk employees

Subject Line: A Message from Chuck Robbins - Cisco’s Chairman and CEO

Team,

I know today’s announcement has been a lot to process. I hope you can take a moment to recognize the incredible milestone we shared about Splunk uniting with Cisco.

Ahead of our Town Hall later today, I want you to have the opportunity to read the below message from Chuck Robbins, Cisco’s Chairman and CEO. As you’ll see, Chuck and team share our enthusiasm to bring our organizations together and for the incredible opportunities we can unlock for our customers and the innovation we will deliver to continue to transform our industry. Reading Chuck’s perspective only reinforces my excitement about the future for Splunk and what our team can achieve with Cisco.

Chuck will be joining me in our Town Hall at 9:00 AM PT / 12:00 PM ET to introduce himself and discuss in more detail why Cisco is so excited about this transaction. I encourage everyone to attend.

Gary

###

Splunk Team,

I know that today’s announcement about Cisco’s intent to acquire Splunk comes as big news, and I wanted to reach out to share why I’m so excited about our companies coming together.

Joining Cisco and Splunk brings together two powerful innovation engines and creates one of the largest software companies globally. Our complementary capabilities in AI, security, networking, observability, and data will help make organizations of all sizes more digitally resilient.

Since Splunk’s founding 20 years ago, you all have been helping organizations access, drive insights, and take action from their data. Your solutions have helped keep the world’s leading organizations’ digital systems secure and reliable. At Cisco, our strategy is simple – to securely connect everything to make anything possible. We believe that combined, we can help further the missions of both companies even more. This union will allow for greater investments in new solutions, accelerated innovation, and increased global scale to support the needs of customers of all sizes.

In today’s hyperconnected world, data is everywhere, and every organization relies on it to run their business and make mission-critical decisions. However, this explosion of data creates a level of complexity that is unlike anything we’ve seen – particularly when you add in AI, expanding threat surfaces, and multiple cloud environments. Organizations need a better way to manage, protect, and unlock data’s true value and stay digitally resilient, and Cisco and Splunk will address these challenges head on.

Another thing that we both share is the pride in our great culture. Both Splunk and Cisco have been named “Great Places to Work.” This is something we work very hard to achieve, and I’m incredibly proud that this year we were named the top “Great Place to Work” in the United States. We also have been named number one in over 16 countries around the world.

Our culture and the positive environment we create for our employees is critically important to us, and listening to our teams is so much of what helps us be better. I’m excited that we have values and cultures that are deeply aligned. We share a profound passion for customer success, game-changing innovation, and building an inclusive future. At Cisco, we have a shared culture of trust, transparency, respect, and innovation that makes me proud to work here every day. Simply put, we believe we can be better together.

As we move forward, I want to assure you that we are working closely with your leadership team to ensure a seamless transition. We expect this acquisition to close by the end of the third calendar quarter of 2024, and during this time, we will continue to operate as separate, independent businesses. In the weeks ahead, we will build an integration planning team comprising leaders from each company. We will also continue to build on the conversation we start today with additional sessions where we will listen and help you get to know Cisco.

As a first step, I look forward to seeing you and taking your questions at the Town Hall soon. While there may be questions we can’t answer due to legal and regulatory constraints, we will be open and transparent where we can to help you understand what’s happening now, and what’s to come.

All of us at Cisco look forward to welcoming you, learning from you, and building incredible innovation for our collective customers. I’m confident that together we will chart a path for a very bright future ahead!

I’m excited for you to join the Cisco family!

Chuck Robbins

Chair and CEO

Cisco

Forward-Looking Statements

This letter contains forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. All statements other than statements of historical fact (including statements containing the words “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “strives,” “goal,” “intends,” “may,” “endeavors,” “continues,” “projects,” “seeks,” “targets,” or the negative of these terms or other comparable terminology, as well as similar expressions) are statements that could be deemed forward-looking statements, although not all forward-looking statements contain these identifying words. For example, statements regarding integration plans and the expected benefits to Cisco, Splunk, and their respective customers from completing the transaction are forward-looking statements. Risks, uncertainties and assumptions include those described in the joint press release announcing our proposed transaction of Splunk and in Cisco’s SEC reports (including but not limited to its most recent report on Form 10-K filed with the SEC on September 7, 2023, respectively). These documents are available free of charge at the SEC’s website at www.sec.gov or by going to Cisco’s Investor Relations website at https://investor.cisco.com. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Cisco’s results could differ materially from its expectations in these statements. Cisco undertakes no obligation to revise or update any forward-looking statement for any reason, except as required by law.

This letter contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Splunk’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by Splunk and Cisco, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of Splunk’s business and other conditions to the completion of the transaction; (ii) the impact of the COVID-19 pandemic on Splunk’s business and general economic conditions; (iii) Splunk’s ability to implement its business strategy; (iv) significant transaction costs associated with the proposed transaction; (v) potential litigation relating to the proposed transaction; (vi) the risk that disruptions from the proposed transaction will harm Splunk’s business, including current plans and operations; (vii) the ability of Splunk to retain and hire key personnel; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (ix) legislative, regulatory and economic developments affecting Splunk’s business; (x) general economic and market developments and conditions; (xi) the evolving legal, regulatory and tax regimes under which Splunk operates; (xii) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect Splunk’s financial performance; (xiii) restrictions during the pendency of the proposed transaction that may impact Splunk’s ability to pursue certain business opportunities or strategic transactions; and (xiv) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Splunk’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the Proxy Statement to be filed with the U.S. Securities and Exchange Commission in connection with the proposed transaction. While the list of factors presented here is, and the list of factors presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Splunk’s financial condition, results of operations, or liquidity. Splunk does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Additional Information and Where to Find It

In connection with the proposed transaction and required stockholder approval, Splunk will file with the SEC a preliminary proxy statement and a definitive proxy statement. The proxy statement will be mailed to the stockholders of Splunk. Splunk’s stockholders are urged to carefully read the proxy statement (including all amendments, supplements and any documents incorporated by reference therein) and other relevant materials filed or to be filed with the SEC and in their entirety when they become available because they will contain important information about the proposed transaction and the parties to the transaction. Investors may obtain free copies of these documents (when they are available) and other documents filed with the SEC at its website at http://www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by Splunk by going to Splunk’s Investor Relations page on its corporate website at https://investors.splunk.com or by contacting Splunk Investor Relations at ir@splunk.com.

Participants in the Solicitation

Splunk and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Splunk’s stockholders with respect to the transaction. Information about Splunk’s directors and executive officers, including their ownership of Splunk securities, is set forth in the proxy statement for Splunk’s 2023 Annual Meeting of Stockholders, which was filed with the SEC on May 9, 2023, Form 8-K filed with the SEC on September 21, 2023, and Splunk’s other filings with the SEC. Investors may obtain more detailed information regarding the direct and indirect interests of Splunk and its respective executive officers and directors in the transaction, which may be different than those of Splunk stockholders generally, by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed with the SEC.

In addition, Cisco and its executive officers and directors may be deemed to have participated in the solicitation of proxies from Splunk’s stockholders in favor of the approval of the transaction. Information concerning Cisco’s directors and executive officers is set forth in Cisco’s proxy statement for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on October 18, 2022, annual report on Form 10-K filed with the SEC on September 7, 2023, Forms 8-K filed with the SEC on February 21, 2023, July 19, 2023 and September 21, 2023, and Cisco’s other filings with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov or by going to Cisco’s Investor Relations website at https://investor.cisco.com.